                                                                    EXHIBIT 99.1

                            BARBEQUES GALORE LIMITED
                                ACN 008 577 759
                             1997 SHARE OPTION PLAN
                             ----------------------

                                  ARTICLE ONE
                               GENERAL PROVISIONS
                               ------------------


     I.   PURPOSE OF THE PLAN

          This 1997 Share Option Plan is intended to promote the interests of Barbeques Galore Limited, a corporation organized under the laws of New South Wales, Australia, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  ADMINISTRATION OF THE PLAN

          A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

          B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option or shares issued thereunder.

     III. ELIGIBILITY

          A.   The persons eligible to participate in the Plan are as follows:

               (i)  Employees,

               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. The Plan Administrator shall have full authority (subject to the provisions of the Plan) to determine, (i) which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

          C. The Plan Administrator shall have the absolute discretion to grant options in accordance with the Plan.

     IV.  STOCK SUBJECT TO THE PLAN

          A. The maximum number of Ordinary Shares which may be issued over the term of the Plan shall initially not exceed 329,254/1/ shares. Such authorized share reserve shall be drawn from the Corporation's authorized but unissued Ordinary Shares.

          B. The number of Ordinary Shares available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 1999 calendar year, by an amount equal to one percent (1%) of the Ordinary Shares outstanding on December 31 of the immediately preceding calendar year. No Incentive Options may be granted on the basis of the additional Ordinary Shares resulting from such annual increases.

          C. No one person participating in the Plan may receive options and separately exercisable stock appreciation rights for more than 27,438/1/
                                                                      --
Ordinary Shares in the aggregate per calendar year, beginning with the 1997 calendar year.

          D. Ordinary Shares subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. All Ordinary Shares issued under the Plan shall reduce on a share-for-share basis the number of Ordinary Shares available for subsequent issuance under the Plan.

          E. Should any change be made to the Ordinary Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Ordinary Shares as a class without the Corporation's receipt of


-----------------
/1/ Reflects the 1-to-18.223 reverse split of the Ordinary Shares approved by the Board on October 1, 1997, subject to shareholder approval.

                                       2.

consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options under this Plan per calendar year and (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                       3.

                                  ARTICLE TWO

                              OPTION GRANT PROGRAM
                              --------------------

     I.   OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document
                                    --------
shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   Exercise Price.
               --------------

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per Ordinary Share on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Three and the documents evidencing the option, be payable in one or more of the forms specified below:

                    (i) cash or check made payable to the Corporation,

                   (ii) Ordinary Shares held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                   (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state, local and foreign income and employment taxes required to be withheld by the Corporation by reason of such exercise and
     (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                                       4.

          B.  Exercise and Term of Options.  Each option shall be exercisable at
              ----------------------------
such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C.   Effect of Termination of Service.
               --------------------------------

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

               (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

               (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

               (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

               (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

               (v) In the event of an Involuntary Termination following a Corporate Transaction, the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

                                       5.

            2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

               (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

               (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Ordinary Shares for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

          D.   Shareholder Rights.  The holder of an option shall have no
               ------------------
shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E.   Repurchase Rights.  The Plan Administrator shall have the
               -----------------
discretion to grant options which are exercisable for unvested Ordinary Shares. Should the Optionee cease Service while holding such unvested shares, the Corporation shall, subject to limitations imposed under Australian law, have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F.   Limited Transferability of Options.  During the lifetime of the
               ----------------------------------
Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

                                       6.

     II.  INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Three shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
                            ---

          A.   Eligibility.  Incentive Options may only be granted to Employees.
               -----------

          B.   Exercise Price.  The exercise price per share shall not be less
               --------------
than one hundred percent (100%) of the Fair Market Value per Ordinary Share on the option grant date.

          C.   U.S. Dollar Limitation.  The aggregate Fair Market Value of the
               ----------------------
Ordinary Shares (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand U.S. Dollars (US$100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          D.   10% Shareholder.  If any Employee to whom an Incentive Option is
               ---------------
granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Ordinary Share on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the Ordinary Shares at the time subject to such option and may be exercised for any or all of those shares as fully-vested Ordinary shares. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such

                                       7.

option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. All outstanding repurchase rights shall also terminate automatically, and the Ordinary Shares subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the Ordinary Shares subject to those rights) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporate Transaction. The Plan Administrator shall also have the discretion to grant options which do not accelerate whether or not such options are assumed (and to provide for repurchase rights that do not terminate whether or not such rights are assigned) in connection with a Corporate Transaction.

          D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such
                    --------
securities shall remain the same and (iii) the maximum number of securities and/or class of securities for which any one person may be granted stock options, and separately exercisable stock appreciation rights under the Plan per calendar year.

          F. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the Ordinary Shares subject to those terminated rights shall immediately vest in full) in the event the Optionee's Service should

                                       8.

subsequently terminate by reason of an Involuntary Termination within eighteen
(18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of
    -------
the one (1)-year period measured from the effective date of the Involuntary Termination.

          G. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the Ordinary Shares subject to those rights) upon the occurrence of a Change in Control or (ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the Optionee's Service within a specified period following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

          H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand U.S. Dollar (US$100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

          I. The grant of options under the Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Option Grant Program and to grant in substitution new options covering the same or different number of Ordinary Shares but with an exercise price per share based on the Fair Market Value per Ordinary Share on the new grant date.

     V.   STOCK APPRECIATION RIGHTS

          A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights.

                                       9.

          B. One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for Ordinary Shares and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

          C. No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in Ordinary Shares valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          D. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
                                                                     -----
(a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than five (5) years after the option grant date.

                                      10.

                                 ARTICLE THREE

                                 MISCELLANEOUS
                                 -------------

     I.   FINANCING

          A. Subject to compliance with applicable law, the Plan Administrator may permit any Optionee to pay the option exercise price by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state, local and foreign income and employment tax liability incurred by the Optionee in connection with the option exercise or share purchase.

          B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver Ordinary Shares upon the exercise of options or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state, local and foreign income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested Ordinary Shares under the Plan with the right to use Ordinary Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

               (i) Stock Withholding:  The election to have the Corporation
                   -----------------
     withhold, from the Ordinary Shares otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                                      11.

               (ii) Stock Delivery:  The election to deliver to the Corporation,
                    --------------
     at the time the Non-Statutory Option is exercised or the shares vest, one or more Ordinary Shares previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective on the Plan Effective Date. Options may be granted under the Plan at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date the Plan is adopted by the Board, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

          B.   The Plan shall terminate upon the earliest of (i) September 30,
                                                 --------
2007, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding options and unvested stock issuances shall continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable law or regulation.

          B. Options to purchase Ordinary Shares may be granted under the Plan that are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under that program are held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of Ordinary Shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be

                                      12.

outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of Ordinary Shares under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any Ordinary Shares upon the exercise of any option or stock appreciation right shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the Ordinary Shares issued pursuant to it.

          B. No Ordinary Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with (i) all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Ordinary Shares issuable under the Plan, (ii) all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Ordinary Shares (or the American Depositary Shares representing the Ordinary Shares) are then listed for trading, and (iii) all applicable requirements of Australian law.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                      13.

                                    APPENDIX
                                    --------

          The following definitions shall be in effect under the Plan:

     A.   BOARD shall mean the Corporation's Board of Directors.
          -----

     B.   CHANGE IN CONTROL shall mean a change in ownership or control of the
          -----------------
Corporation effected through either of the following transactions:

               (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     C.  CODE shall mean the Internal Revenue Code of 1986, as amended.
         ----

     D.  COMMITTEE shall mean a committee of two (2) or more board members
         ---------
appointed by the Board to administer the Plan with respect to eligible persons.

     E.  CORPORATE TRANSACTION shall mean either of the following shareholder-
         ---------------------
approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.


                                    A-1.

     F.  CORPORATION shall mean Barbeques Galore Limited, a corporation
         -----------
organized under the laws of New South Wales, Australia, and any corporate successor to all or substantially all of the assets or voting stock of Barbeques Galore Limited which shall by appropriate action adopt the Plan.

     G.  EMPLOYEE shall mean an individual who is in the employ of the
         --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     H.  EXERCISE DATE shall mean the date on which the Corporation shall have
         -------------
received written notice of the option exercise.

     I.  FAIR MARKET VALUE per Ordinary Share on any relevant date shall be
         -----------------
determined in accordance with the following provisions:

               (i) If the Ordinary Share (or any American Depositary Share representing the Ordinary Share) is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per Ordinary Share (or American Depositary Share) on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Ordinary Share (or American Depositary Share) on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Ordinary Share (or any American Depositary Share) is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per Ordinary Share (or American Depositary Share) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Ordinary Share (or American Depositary Share), as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Ordinary Share (or American Depositary Share) on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (iii) For purposes of any option grants made on the Plan Effective Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Ordinary Share (or American Depositary Share) is sold in the initial public offering pursuant to the Underwriting Agreement.

     J.  INCENTIVE OPTION shall mean an option which satisfies the requirements
         ----------------
of Code Section 422.

                                    A-2.

     K.  INVOLUNTARY TERMINATION shall mean the termination of the Service of
         -----------------------
any individual which occurs by reason of:

               (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     L.  MISCONDUCT shall mean the commission of any act of fraud, embezzlement
         ----------
or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

     M.  1934 ACT shall mean the Securities Exchange Act of 1934, as amended.
         --------

     N.  NON-STATUTORY OPTION shall mean an option not intended to satisfy the
         --------------------
requirements of Code Section 422.

     O.  OPTIONEE shall mean any person to whom an option is granted under the
         --------
Discretionary Option Grant Program.

     P.  OPTION GRANT PROGRAM shall mean the option grant program in effect
         --------------------
under the Plan.

     Q.  ORDINARY SHARE shall mean the Corporation's ordinary share, par value
         --------------
of A$0.20 per share.

     R.  PARENT shall mean any corporation (other than the Corporation) in an
         ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                    A-3.

     S.  PLAN shall mean the Corporation's 1997 Share Option Plan, as set forth
         ----
in this document.

     T.  PLAN ADMINISTRATOR shall mean the particular entity, whether the
         ------------------
Committee or the Board which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under that program with respect to the persons under its jurisdiction.

     U.  PLAN EFFECTIVE DATE shall mean the date on which the Underwriting
         -------------------
Agreement is executed and the initial public offering price of both the Ordinary Shares and American Depositary Shares is established.

     V.  SERVICE shall mean the performance of services to the Corporation (or
         -------
any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     W.  STOCK EXCHANGE shall mean either the American Stock Exchange, the New
         --------------
York Stock Exchange, or the Australian Stock Exchange.

     X.  SUBSIDIARY shall mean any corporation (other than the Corporation) in
         ----------
an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Y.  TAXES shall mean the Federal, state, local and foreign income and
         -----
employment tax liabilities incurred by the holder of Non-Statutory Options or unvested Ordinary Shares in connection with the exercise of those options or the vesting of those shares.

     Z.  10% SHAREHOLDER shall mean the owner of stock (as determined under Code
         ---------------
Section 424(d) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

     AA.  UNDERWRITING AGREEMENT shall mean the agreement between the
          ----------------------
Corporation and the underwriter or underwriters managing the initial public offering of the Ordinary Share (or American Depositary Share).


                                    A-4.